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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-50239 of Accuride Corporation of our report dated January 28, 1998, (March 31, 1998 as to the last paragraph of Note 14) appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP
Indianapolis, Indiana
June 26, 1998